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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 28, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Allied Waste Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated February 28, 2006 relating to the financial statements and financial statement schedule of Browning-Ferris Industries, LLC which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Phoenix, Arizona
April 24, 2006